Exhibit 1.01
Kimberly-Clark Corporation
Conflict Minerals Report
for the Year Ended December 31, 2023
This Conflict Minerals Report of Kimberly-Clark Corporation has been prepared for the period from January 1, 2023 to December 31, 2023. Unless the context indicates otherwise, “Kimberly-Clark,” “we,” “us” and “our” refer to Kimberly-Clark Corporation and its consolidated subsidiaries.
During 2023, certain of our operations manufactured, or contracted to manufacture, products for which 3TGs (as defined below) are necessary to their functionality or production (“Covered Products”). The term “3TGs” refers to columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten. The vast majority of our products do not contain 3TGs and our revenue from sales of Covered Products in 2023 was immaterial relative to our total net sales. In 2023, we manufactured or contracted for manufacture Covered Products primarily through our K-C Professional business. We have no reason to believe that any of the Covered Products are in our consumer businesses, which include our Personal Care and Consumer Tissue operating segments.
Electronic components account for a significant majority of any 3TGs present in our Covered Products. Electronic components commonly contain 3TGs for a variety of reasons (for example tin is usually present in solder). The Covered Products include dispensers (e.g., for hand sanitizers, soaps and paper products) which contain electronic sensors and actuators.
We have developed a conflict minerals compliance program reasonably designed to identify whether the 3TGs in our Covered Products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda or Zambia) (collectively, the “Covered Countries”), or whether any of the 3TGs in our Covered Products are from recycled or scrap sources. Our conflict minerals compliance program is overseen by an internal team of subject matter experts from key functions (“Core Team”).
Description of Our Reasonable Country of Origin Inquiry
We have conducted a reasonable country of origin inquiry (“RCOI”) that was designed to determine whether any of the 3TGs in our Covered Products originated from one of the Covered Countries or was from recycled or scrap sources.
In conducting our RCOI, we used a risk-based approach. First, we identified our product materials which contain or potentially contain 3TGs necessary to their functionality or production. Second, we identified the direct suppliers of the materials, components and finished goods supplied to us for those products. Third, we risk-stratified each supplier’s “materials risk” based on the likelihood that the product materials they supply to us contain 3TGs. Fourth, we conducted a supply chain survey of our direct suppliers to provide information on the origin of any 3TGs contained in materials supplied to us in our Covered Products, including sources of 3TGs supplied to these direct suppliers from second-tier suppliers, as well as suppliers further upstream.

Our survey included those suppliers rated with a materials risk of high risk and medium risk. We have determined that it is not necessary to survey our low risk and very low risk rated suppliers, based on a sampling program we conducted in past years in which we surveyed certain of these suppliers. This sampling program allowed us to confirm that the materials associated with our low risk and very low risk suppliers do not contain 3TGs.
Our supply chain survey employed an industry-standard Conflict Minerals Reporting Template (the “CMRT”) developed by the Responsible Minerals Initiative of the Responsible Business Alliance (“RMI”). The CMRT was developed to facilitate general disclosures and information regarding smelters and refiners that provide materials to the supplier. It includes questions regarding the supplier’s conflict-free minerals policy, the engagement process with its direct suppliers and identification of the smelters and refiners used by the supplier.
As of May 15, 2024, approximately 95% of our direct suppliers included in the supply chain survey have responded with a completed CMRT or acceptable declaration, including all of our high risk suppliers. We compared the list of smelters and refiners provided in our suppliers’ responses to the lists maintained by the RMI and, if a supplier indicated that a facility was certified as conformant, confirmed that the facility was listed on the RMI’s list of smelters or refiners that are conformant with the Responsible Minerals Assurance Process (“RMAP”) assessment protocols. For suppliers that are not listed as RMAP conformant we check their status under other internationally recognized programs such as the London Bullion Market Association Good Delivery program (“LBMA”) and the Responsible Jewellery Council Chain-of-Custody Certification program (“RJC”). Two suppliers indicated that their supply chains may include the same single smelter that potentially could be sourcing from the Covered Countries; however, we have validated in the due diligence process described below that this smelter has been certified as RMAP conformant. Many of the supplier responses were unable to specify all smelters or refiners used for materials supplied to us. Furthermore, many of the responses were provided at the company or division level, rather than the product level, and therefore, their list of smelters and refiners cannot be definitively linked to the products they provided to us.
Due Diligence Process
Following our RCOI, we conducted a due diligence review of the source and chain of custody of the 3TGs contained in our Covered Products. Our due diligence measures were designed to conform in all material respects with the framework in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten.
Management Systems and Controls
Internal Team
We have a centralized, cross-functional conflict minerals Core Team to oversee the implementation and daily administration of the program, which includes geographically diverse representation from the following departments: Procurement; Legal; and Environmental, Health, Safety & Sustainability. The Core Team periodically reports to senior management on program developments and progress. Our Senior Vice President and Chief Supply Chain Officer serves as the executive sponsor of the Conflict Minerals Compliance program.

Control Systems
We address 3TGs sourced from the Covered Countries in our Supplier Social Compliance Standards and our Supplier Stewardship Standards, which are embedded in our Purchase Order Terms and Conditions and certain of our supplier agreements, as well as posted in the Company/SupplierLINK/Standards and Requirements section of our corporate website at: http://www.kimberly-clark.com.
Our suppliers are required to source responsibly and adhere to our Supplier Social Compliance Standards, which require suppliers to source 3TGs from smelters and refiners who source outside of the Covered Countries or that are designated as “conformant” by the RMI. We engage independent third-party audit firms to conduct Supplier Social Compliance audits (on-site inspections) of suppliers of certain commodity categories, particularly contract manufacturers. If an assessment reveals that the supplier is in violation of our Supplier Social Compliance Standards, we require that the supplier submit documentation showing that violations have been addressed and remediated. We conduct additional follow-up audits at our discretion to confirm compliance with our Supplier Social Compliance Standards. Any concerns regarding suppliers or our compliance program can be reported to our Corporate Social Compliance team as specified on our Corporate Social Compliance website. During 2023, we conducted 188 supplier audits of our sites & suppliers.
Supplier Engagement
We rely on our direct (tier one) suppliers to provide information on the origin of the 3TGs contained in components and materials supplied to us - including sources of 3TGs that are supplied to them from upstream suppliers.
In addition, we conduct periodic in-house training of our Procurement function to educate employees to identify 3TGs in products and to work more closely with our suppliers to encourage responsible sourcing.
Grievance Mechanism
We maintain a comprehensive and multi-faceted system for the reporting of Code of Conduct violations, concerns and grievances. To ensure that every employee (and every stakeholder) has the ability to report concerns on an anonymous basis, we have established a Code of Conduct telephone helpline which is staffed by a professional independent company. This line is available 24 hours a day, 365 days a year, and one can give a report in one of multiple available languages. Our Code of Conduct, as well as the reporting process and helpline contact information, is available on our external website.
Calls are investigated by various internal subject matter experts in our Compliance, Internal Audit, Global Security, Human Resources and Legal departments. We report summary results and statistics to our executive leadership and our Board of Directors as deemed appropriate.
Maintenance of Records
We have adopted a policy to retain relevant documentation for a minimum of five years.
Identify and Assess Risk in the Supply Chain
As part of our due diligence process, we reviewed our suppliers’ responses to the supply chain survey against criteria developed to determine which responses required further engagement. These criteria included untimely or incomplete responses, as well as inconsistencies within the reported data.
Certain of the responses to the surveys included the names of facilities listed by the suppliers as smelters or refiners. We compared each facility listed in the responses to the lists of smelters and refiners maintained by the RMI to verify the existence of the facility and to determine whether the facility is certified as conformant with the RMAP assessment protocols
We classify each listed smelter or refiner as high, medium or low risk based on three scoring criteria: geographic proximity to the Covered Countries, Conflict-Free Sourcing Program audit status and known or plausible evidence of unethical or conflict sourcing. Based on these criteria, we have identified no facilities as being high risk. When a supplier reports a high risk facility on a CMRT, we initiate risk mitigation activities. When CMRT responses include any high or medium risk facilities, we request the supplier to provide a product-specific CMRT to better identify any connection between the subject facilities and the products supplied to us.
If any smelter or refiner is not recognized by the RMI, we conduct outreach and research to gain more information about whether they are a smelter or a refiner, sourcing practices, location, and country of origin. Additionally, if any smelter is not certified conformant, we conduct outreach providing education on the Conflict-Free Smelter Program and encourage them to join this program.
Design and Implement a Strategy to Respond to Identified Risks
We have developed a risk management plan that includes the following elements:
•Communication directly with our suppliers of our conflict minerals requirements under our Supplier Social Compliance Standards, as described above.
•Communication with suppliers who do not satisfy our due diligence requests to obtain more complete and accurate responses.
•Additional follow up, due diligence, and/or risk mitigation activities, as appropriate, upon learning of changes in supplier circumstances or information.
Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
We do not typically have a direct relationship with 3TG smelters and refiners, and we do not perform or direct audits of these entities within our supply chain.
Report Annually on Supply Chain Due Diligence
We report annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC.
Due Diligence Results
Attachment A lists the 227 legitimate smelters and refiners that the suppliers we surveyed reported as being in their supply chains and indicates which of these smelters and refiners have been certified as RMAP Conformant. The majority of the responses received either provided data at a company or divisional level or did not specify the smelters or refiners used for materials supplied to us. We are therefore unable to determine whether the smelters or refiners reported by certain suppliers processed the 3TGs in the materials supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. Attachment B contains an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and publicly by the RMI.

We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products with the greatest possible specificity, including (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners using the RMI list, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.
This Report has not been audited, nor is an independent private sector audit required for this Report.
Risk Mitigation and Due Diligence Improvement
We have taken or intend to take the following steps to further mitigate the risk that the 3TGs in our Covered Products could benefit armed groups in the Covered Countries:
•Continue to review the refinement and expansion of the RMI list of smelters and refiners to validate the smelters and refiners provided by suppliers.
•Provide continuing education of the Core Team and stakeholders on their on-going responsibilities with respect to conflict minerals compliance and any legislative or organizational developments.
•Encourage suppliers that provided company or division level information for 2023 to provide product level information for 2024 through ongoing communications with these suppliers.
•Maintain a global supplier screening program that requires our suppliers to provide information regarding 3TGs and requires each new in-scope direct supplier we add to our supply chain to provide a completed CMRT.

Attachment A
2023 Facility List
The following lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains and indicates which of these smelters and refiners have been certified as conformant by RMI or are recognized by LBMA and/or RJC.

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level or LMBA/ RJC COP or CoC “recognized”
Gold	8853 S.p.A.	ITALY	UNKNOWN
Gold	Abington Reldan Metals, LLC	UNITED STATES	CONFORMANT
Gold	Advanced Chemical Company	UNITED STATES	ACTIVE
Gold	Agosi AG	GERMANY	RECOGNIZED
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CONFORMANT
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	UNKNOWN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	RECOGNIZED
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	RECOGNIZED
Gold	Argor-Heraeus S.A.	SWITZERLAND	RECOGNIZED
Gold	Asahi Pretec Corp.	JAPAN	RECOGNIZED
Gold	Asahi Refining Canada Ltd.	CANADA	RECOGNIZED
Gold	Asahi Refining USA Inc.	UNITED STATES	RECOGNIZED
Gold	Asaka Riken Co., Ltd.	JAPAN	CONFORMANT
Gold	Aurubis AG	GERMANY	RECOGNIZED
Gold	Bangalore Refinery	INDIA	ACTIVE
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	RECOGNIZED
Gold	Boliden AB	SWEDEN	RECOGNIZED
Gold	C. Hafner GmbH + Co. KG	GERMANY	RECOGNIZED
Gold	Caridad	MEXICO	UNKNOWN
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	RECOGNIZED
Gold	Cendres + Metaux S.A.	SWITZERLAND	UNKNOWN
Gold	CGR Metalloys Pvt Ltd.	INDIA	UNKNOWN
Gold	Chimet S.p.A.	ITALY	RECOGNIZED
Gold	Chugai Mining	JAPAN	CONFORMANT
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	UNKNOWN
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	UNKNOWN
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	UNKNOWN
Gold	DODUCO Contacts and Refining GmbH	GERMANY	UNKNOWN
Gold	Dowa	JAPAN	CONFORMANT
Gold	DSC (Do Sung Corporation)	SOUTH KOREA	CONFORMANT
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CONFORMANT
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CONFORMANT
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CONFORMANT

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level or LMBA/ RJC COP or CoC “recognized”
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	UNKNOWN
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	UNKNOWN
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	UNKNOWN
Gold	Geib Refining Corporation	UNITED STATES	UNKNOWN
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	RECOGNIZED
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	UNKNOWN
Gold	Guangdong Jinding Gold Limited	CHINA	UNKNOWN
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	UNKNOWN
Gold	Heimerle + Meule GmbH	GERMANY	RECOGNIZED
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CONFORMANT
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	RECOGNIZED
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	UNKNOWN
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	UNKNOWN
Gold	HwaSeong CJ CO., LTD.	SOUTH KOREA	UNKNOWN
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	RECOGNIZED
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	UNKNOWN
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	RECOGNIZED
Gold	Istanbul Gold Refinery	TURKEY	RECOGNIZED
Gold	Italpreziosi	ITALY	RECOGNIZED
Gold	Japan Mint	JAPAN	RECOGNIZED
Gold	Jiangxi Copper Co., Ltd.	CHINA	RECOGNIZED
Gold	JSC Novosibirsk Refinery	RUSSIA	UNKNOWN
Gold	JSC Uralelectromed	RUSSIA	UNKNOWN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	RECOGNIZED
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	UNKNOWN
Gold	Kazzinc	KAZAKHSTAN	RECOGNIZED
Gold	Kennecott Utah Copper LLC	UNITED STATES	RECOGNIZED
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	RECOGNIZED
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CONFORMANT
Gold	Korea Zinc Co., Ltd.	SOUTH KOREA	CONFORMANT
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIA	UNKNOWN
Gold	Lingbao Gold Co., Ltd.	CHINA	UNKNOWN
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	UNKNOWN
Gold	L'Orfebre S.A.	ANDORRA	CONFORMANT
Gold	LS-NIKKO Copper Inc.	SOUTH KOREA	RECOGNIZED
Gold	LT Metal Ltd.	SOUTH KOREA	CONFORMANT
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	UNKNOWN
Gold	Marsam Metals	BRAZIL	UNKNOWN
Gold	Materion	UNITED STATES	CONFORMANT
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	RECOGNIZED
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	RECOGNIZED

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level or LMBA/ RJC COP or CoC “recognized”
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	RECOGNIZED
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	RECOGNIZED
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	RECOGNIZED
Gold	Metalor Technologies S.A.	SWITZERLAND	RECOGNIZED
Gold	Metalor USA Refining Corporation	UNITED STATES	RECOGNIZED
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	RECOGNIZED
Gold	Mitsubishi Materials Corporation	JAPAN	RECOGNIZED
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	RECOGNIZED
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	RECOGNIZED
Gold	Morris and Watson	NEW ZEALAND	UNKNOWN
Gold	Moscow Special Alloys Processing Plant	RUSSIA	UNKNOWN
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	RECOGNIZED
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	RECOGNIZED
Gold	Nihon Material Co., Ltd.	JAPAN	RECOGNIZED
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	RECOGNIZED
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CONFORMANT
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIA	UNKNOWN
Gold	PAMP S.A.	SWITZERLAND	RECOGNIZED
Gold	Pease & Curren	UNITED STATES	UNKNOWN
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	UNKNOWN
Gold	Planta Recuperadora de Metales SpA	CHILE	CONFORMANT
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIA	UNKNOWN
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	RECOGNIZED
Gold	PX Precinox S.A.	SWITZERLAND	RECOGNIZED
Gold	QG Refining, LLC	UNITED STATES	UNKNOWN
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	RECOGNIZED
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	UNKNOWN
Gold	REMONDIS PMR B.V.	NETHERLANDS	CONFORMANT
Gold	Royal Canadian Mint	CANADA	RECOGNIZED
Gold	SAAMP	FRANCE	UNKNOWN
Gold	Sabin Metal Corp.	UNITED STATES	UNKNOWN
Gold	Safimet S.p.A	ITALY	UNKNOWN
Gold	SAFINA A.S.	CZECHIA	CONFORMANT
Gold	Sai Refinery	INDIA	UNKNOWN
Gold	Samduck Precious Metals	SOUTH KOREA	UNKNOWN
Gold	Samwon Metals Corp.	SOUTH KOREA	UNKNOWN
Gold	SAXONIA Edelmetalle GmbH	GERMANY	UNKNOWN
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	RECOGNIZED
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	UNKNOWN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	UNKNOWN

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level or LMBA/ RJC COP or CoC “recognized”
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	RECOGNIZED
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	RECOGNIZED
Gold	Singway Technology Co., Ltd.	TAIWAN	UNKNOWN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIA	UNKNOWN
Gold	Solar Applied Materials Technology Corp.	TAIWAN	RECOGNIZED
Gold	Sovereign Metals	INDIA	UNKNOWN
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	UNKNOWN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	RECOGNIZED
Gold	SungEel HiMetal Co., Ltd.	SOUTH KOREA	CONFORMANT
Gold	T.C.A S.p.A	ITALY	RECOGNIZED
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	RECOGNIZED
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	RECOGNIZED
Gold	Tokuriki Honten Co., Ltd.	JAPAN	RECOGNIZED
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	UNKNOWN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	RECOGNIZED
Gold	Torecom	SOUTH KOREA	CONFORMANT
Gold	Umicore Precious Metals Thailand	THAILAND	UNKNOWN
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	RECOGNIZED
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CONFORMANT
Gold	Valcambi S.A.	SWITZERLAND	RECOGNIZED
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	RECOGNIZED
Gold	WIELAND Edelmetalle GmbH	GERMANY	RECOGNIZED
Gold	Yamakin Co., Ltd.	JAPAN	CONFORMANT
Gold	Yokohama Metal Co., Ltd.	JAPAN	CONFORMANT
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	RECOGNIZED
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	UNKNOWN
Tantalum	Exotech Inc.	UNITED STATES	UNKNOWN
Tantalum	F&X Electro-Materials Ltd.	CHINA	CONFORMANT
Tantalum	FIR Metals & Resource Ltd.	CHINA	CONFORMANT
Tantalum	Global Advanced Metals Aizu	JAPAN	CONFORMANT
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CONFORMANT
Tantalum	H.C. Starck Inc.	UNITED STATES	CONFORMANT
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CONFORMANT
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CONFORMANT
Tin	Alpha	UNITED STATES	CONFORMANT
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CONFORMANT
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CONFORMANT
Tin	China Tin Group Co., Ltd.	CHINA	CONFORMANT

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level or LMBA/ RJC COP or CoC “recognized”
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CONFORMANT
Tin	CRM Synergies	SPAIN	UNKNOWN
Tin	CV Venus Inti Perkasa	INDONESIA	CONFORMANT
Tin	Dowa	JAPAN	CONFORMANT
Tin	EM Vinto	BOLIVIA	CONFORMANT
Tin	Estanho de Rondonia S.A.	BRAZIL	CONFORMANT
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CONFORMANT
Tin	Fenix Metals	POLAND	CONFORMANT
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	UNKNOWN
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	UNKNOWN
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CONFORMANT
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	UNKNOWN
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	UNKNOWN
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CONFORMANT
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CONFORMANT
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CONFORMANT
Tin	Luna Smelter, Ltd.	RWANDA	CONFORMANT
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	UNKNOWN
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CONFORMANT
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CONFORMANT
Tin	Melt Metais e Ligas S.A.	BRAZIL	UNKNOWN
Tin	Metallic Resources, Inc.	UNITED STATES	CONFORMANT
Tin	Metallo Belgium N.V.	BELGIUM	CONFORMANT
Tin	Metallo Spain S.L.U.	SPAIN	CONFORMANT
Tin	Mineracao Taboca S.A.	BRAZIL	CONFORMANT
Tin	Minsur	PERU	CONFORMANT
Tin	Mitsubishi Materials Corporation	JAPAN	CONFORMANT
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CONFORMANT
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CONFORMANT
Tin	Operaciones Metalurgicas S.A.	BOLIVIA	CONFORMANT
Tin	Pongpipat Company Limited	MYANMAR	UNKNOWN
Tin	PT Artha Cipta Langgeng	INDONESIA	CONFORMANT
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CONFORMANT
Tin	PT Babel Inti Perkasa	INDONESIA	CONFORMANT
Tin	PT Babel Surya Alam Lestari	INDONESIA	CONFORMANT
Tin	PT Bangka Serumpun	INDONESIA	CONFORMANT
Tin	PT Belitung Industri Sejahtera	INDONESIA	CONFORMANT
Tin	PT Bukit Timah	INDONESIA	CONFORMANT
Tin	PT Cipta Persada Mulia	INDONESIA	CONFORMANT
Tin	PT Menara Cipta Mulia	INDONESIA	CONFORMANT

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level or LMBA/ RJC COP or CoC “recognized”
Tin	PT Mitra Stania Prima	INDONESIA	CONFORMANT
Tin	PT Mitra Sukses Globalindo	INDONESIA	CONFORMANT
Tin	PT Panca Mega Persada	INDONESIA	UNKNOWN
Tin	PT Prima Timah Utama	INDONESIA	CONFORMANT
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CONFORMANT
Tin	PT Refined Bangka Tin	INDONESIA	CONFORMANT
Tin	PT Sariwiguna Binasentosa	INDONESIA	CONFORMANT
Tin	PT Stanindo Inti Perkasa	INDONESIA	CONFORMANT
Tin	PT Sukses Inti Makmur	INDONESIA	CONFORMANT
Tin	PT Timah Nusantara	INDONESIA	CONFORMANT
Tin	PT Timah Tbk Kundur	INDONESIA	CONFORMANT
Tin	PT Timah Tbk Mentok	INDONESIA	CONFORMANT
Tin	PT Tinindo Inter Nusa	INDONESIA	CONFORMANT
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CONFORMANT
Tin	Rui Da Hung	TAIWAN	CONFORMANT
Tin	Soft Metais Ltda.	BRAZIL	UNKNOWN
Tin	Super Ligas	BRAZIL	CONFORMANT
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	UNKNOWN
Tin	Thaisarco	THAILAND	CONFORMANT
Tin	Tin Technology & Refining	UNITED STATES	CONFORMANT
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CONFORMANT
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tin	Yunnan Tin Company Limited	CHINA	CONFORMANT
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tungsten	A.L.M.T. Corp.	JAPAN	CONFORMANT
Tungsten	ACL Metais Eireli	BRAZIL	UNKNOWN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CONFORMANT
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CONFORMANT
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	UNKNOWN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	UNKNOWN
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CONFORMANT
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CONFORMANT
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CONFORMANT

Attachment B
2023 Countries of Origin
The following lists the countries of origin from which the reported facilities in Attachment A collectively source conflict minerals based on information provided by our suppliers and the RMI.

ANDORRA	JAPAN	SOUTH KOREA
AUSTRALIA	KAZAKHSTAN	SPAIN
AUSTRIA	LITHUANIA	SWEDEN
BELGIUM	MALAYSIA	SWITZERLAND
BOLIVIA	MEXICO	TAIWAN
BRAZIL	MYANMAR	THAILAND
CANADA	NETHERLANDS	TURKEY
CHILE	NEW ZEALAND	UNITED ARAB EMIRATES
CHINA	PERU	UNITED STATES
CZECHIA	PHILIPPINES	UZBEKISTAN
FRANCE	POLAND	VIETNAM
GERMANY	RUSSIA
INDIA	RWANDA
INDONESIA	SINGAPORE
ITALY	SOUTH AFRICA